                                                           Exhibit 3.1

                          ARTICLES OF RESTATEMENT OF
                       TELCO COMMUNICATIONS GROUP, INC.

                                      ONE

     The name of the Corporation is TELCO COMMUNICATIONS GROUP, INC. (the "Corporation")

                                      TWO

     The text of the Restated Articles of Incorporation of Telco Communications Group, Inc. is attached as an Appendix hereto.

                                     THREE

     The Restated Articles of Incorporation of the Corporation contain amendments to the Articles of Incorporation requiring shareholder approval.

                                     FOUR

     The Restated Articles of Incorporation of the Corporation and amendments contained therein were adopted by the Corporation's Board of Directors on June 12, 1996.

                                     FIVE

     The Restated Articles of Incorporation of the Corporation and amendments contained therein were adopted by unanimous consent of the Corporation's shareholders.


     The undersigned officer of the Corporation declares that the facts stated herein are true as of July 30, 1996.


                          TELCO COMMUNICATIONS GROUP, INC.

                          By:  /s/ Bryan K. Rachlin
                               --------------------------
                               Bryan K. Rachlin
                               Chief Operating Officer
                               and Secretary

                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                       TELCO COMMUNICATIONS GROUP, INC.

     FIRST: The name of the Corporation is TELCO COMMUNICATIONS GROUP, INC.

     SECOND: The Corporation's initial registered office address, including street number, is 5511 Staple Mills Road, Richmond, Virginia, 23228. The registered office is located in the County of Henrico.

     THIRD: The name of the Corporation's initial registered agent, whose business office is identical with the above registered office, is Edward R. Parker who is a resident of Virginia and a member of the Virginia State Bar.

     FOURTH: The Corporation shall have authority to issue One Hundred Fifty Million (150,000,000) shares of Common Stock, no par value, and Fifteen Million (15,000,000) shares of Preferred Stock, no par value.

     FIFTH: A description of the terms, conditions, rights, privileges and other provisions regarding the Preferred Stock and the Common Stock is as follows, viz:

     The Board of Directors of the Corporation is authorized to issue the Preferred Stock of the Corporation from time to time in one or more series, each series to have such dividend rates, convertibility features, redemption rates and prices, liquidation preferences, voting rights and other rights, limitations and qualifications as the Board of Directors may determine, including but not limited to the following:

               (a) the serial designation of each series;

               (b) the rate or rates of preferential, non-participating dividends, if any, payable either in cash or in property, or in the shares of the same series or another series of Preferred Stock, or in shares of the Common Stock or in any combination thereof;

               (c) the dates of payment of dividends and whether dividends shall be cumulative and if cumulative the dates from which dividends shall be cumulative;

               (d) the price or prices and the time at which the same may be redeemed, plus dividend arrearages, if any;

               (e) the notice of redemption required;

               (f) the amount and terms of a sinking fund, if any, for the redemption thereof, provided such sinking fund is payable only out of funds legally available therefor;

               (g) the terms, conditions, rights, privileges and other provisions, if any, respecting the conversion of any or all series of Preferred Stock into either Preferred Stock of the same series or another series of Preferred Stock, or into Common Stock or into any other class of capital stock which the Corporation may then be authorized to issue, or into any combination thereof;

               (h) the preferential amount or amounts which shall be paid to the holders thereof in the event of liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, which shall be not less than the par value plus dividend arrearages, if any;

               (i) the voting powers, if any, rights to participate in meetings of shareholders, or rights to receive notice of meetings of shareholders; and

               (j) such other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are permitted by the provisions of the Virginia Stock Corporation Act, and all amendments thereof and additions thereto.

     Each series of the Preferred Stock shall have such preferences as to dividends and assets and amounts distributable on liquidation, dissolution or winding up as shall be declared by the resolution or resolutions of the Board of Directors establishing such series. All shares of a series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, of those of other series of the same class.

     The shares of any series of Preferred Stock which have been issued and redeemed, will have the status of authorized and unissued shares and may be reissued as shares of the series of which they were originally a part or may be issued as shares of a new series or as shares of any other series, all subject to the conditions and restrictions of any series of Preferred Stock.

     Subject to the limitations prescribed in this Article Fifth and any further limitations in accordance herewith, including and preferences and relative, participating, optional or special rights of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, or in property, or in shares of any series of Preferred Stock, or in Common Stock, or in any combination thereof. Each issued and outstanding share of Common Stock shall entitle the holder thereof to full voting power.

     The Board of Directors may authorize the issuance of additional shares of Common Stock and/or Preferred Stock, not exceeding the number of shares authorized, and in the event of the issuance of additional shares as aforesaid, no holder of the Corporation's shares of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, that may at any time or from time to time be issued, sold or offered for sale by the Corporation; provided, however, that in connection with the issuance or sale of any such shares or securities, the Board of Directors may, in its sole discretion, offer such shares or securities, or any part thereof, for purchase or subscription by the holders of shares of the Corporation, except as may otherwise be provided by these Articles of Incorporation as from time to time amended.


     SIXTH: 6.1 The number of directors of the Corporation (exclusive of directors that may be elected by the holders of any one or more series of the Preferred Stock voting separately as a class or classes) that shall constitute the entire Board of Directors (the "Entire Board of Directors") shall be not less than three (3) or more than twelve (12), such number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Entire Board of Directors, except that if an Interested Person (as hereinafter defined) exists, any vote to change such number of directors must include the affirmative vote of at least a majority of the Continuing Directors (as hereinafter defined).

     6.2 Except with respect to any directors elected by holders of any one or more series of Preferred Stock voting separately as a class or classes, the Board of Directors shall be divided into three (3) classes in respect of term of office, designated Class I, Class II and Class III. Each class shall contain one-third (1/3) of the Entire Board of Directors, or such other number that will cause all three (3) classes to be as nearly equal in number as possible, with the terms of office of one class expiring each year. Class I directors shall serve until the annual meeting of shareholders to be held in 1997; Class II directors shall serve until the annual meeting of shareholders to be held in 1998; and Class III directors shall serve until the annual meeting of shareholders to be held in 1999; provided that in each case, directors shall continue to serve until their successors shall be elected and shall qualify or until their earlier death, resignation or removal. Commencing with the 1997 meeting, one (1) class of directors shall be elected to serve until the annual meeting of shareholders held three (3) years next following and until their successors shall be elected and shall qualify or until their earlier death, resignation or removal. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director. Any increase or decrease in the number of directors shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

     6.3 Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the ByLaws.

     6.4 Except as otherwise required by law and subject to the terms of any one or more classes or series of outstanding capital stock of the Corporation, any director may be removed; provided, however, such removal must be for cause and must be approved by at least a majority vote of the Entire Board of Directors or by at least a majority of the votes held by the holders of shares of the Corporation then entitled to be voted at an election for that director, except that if an Interested Person exists, such removal must be approved (1) by at least a majority vote of the Entire Board of Directors, including a majority of the Continuing Directors, or (2) by at least 80% of the votes held by the holders of shares of the Corporation then entitled to be voted at an election for that director, including a majority of the votes held by holders of shares of the Corporation then entitled to vote at an election for that director that are not beneficially owned or controlled, directly or indirectly, by any Interested Person. For purposes of this paragraph, the Entire Board of Directors will not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon. However, nothing in the preceding sentence shall be construed as preventing a director who is the subject of a removal determination (but who has not yet actually been removed in accordance with this Section 6.4) from voting on any other matters brought before the Board of Directors, including, without limitation, any removal determination with respect to any other director or directors.

     6.5 Except as otherwise provided by the terms of any one or more classes or series of outstanding capital stock of the Corporation, any vacancy occurring on the Board of Directors, including any vacancy created by reason of any increase in the number of directors, shall be filled by the affirmative vote of at least a majority of the remaining directors, whether or not such remaining directors constitute a quorum, except that if an Interested Person exists, such majority of the remaining directors must include a majority of the Continuing Directors. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor in office.

     SEVENTH: The Board of Directors is authorized to adopt, repeal, alter, amend or rescind the ByLaws of the Corporation by the affirmative vote of at least a majority of the Entire Board of Directors, except that if an Interested Person exists, such Board action must be taken by the affirmative vote of at least a majority of the Entire Board of Directors, including a majority of the Continuing Directors. The shareholders may adopt, repeal, alter, amend or rescind the By-Laws of the Corporation by the vote of at least 66-2/3% of the votes held by holders of shares of Voting Stock (as hereinafter defined) except that if an Interested Person exists, such shareholder action must be taken by the vote of at least 80% of the votes held by holders of shares of Voting Stock, including an Independent Majority of Shareholders (as hereinafter defined).

     EIGHTH: 8.1 For the purposes of Articles Sixth through Tenth hereof:

          (1) The term "beneficial owner" and correlative terms shall have the meaning as set forth in Rule 13d-3 of the General Rules and Regulations (the "General Rules") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on June 12, 1996, except that the words "within sixty days" in Rule 13d-3(d)(1)(i) shall be omitted.

          (2) The term "Business Combination" shall mean:

                  (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) (i) with an Interested Person, any Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Person or any Person (as hereinafter defined) acting in concert with an Interested Person (including, without limitation, any Person, which after such merger or consolidation, would be an Affiliate or Associate of an Interested Person), in each case irrespective of whether the Corporation, any Subsidiary or any other Person is the surviving entity in such merger or consolidation, or
(ii) proposed, directly or indirectly, by or on behalf of an Interested Person;

                  (b) any sale, lease, exchange, transfer, distribution to shareholders or other disposition, including, without limitation, a mortgage, pledge or other security device, by the Corporation or any Subsidiary (in a single transaction or a series of separate or related transactions) of all, substantially all or any Substantial Part (as hereinafter defined) of the assets or business of the Corporation or a Subsidiary (including, without limitation, any securities of a Subsidiary) (i) to or with an Interested Person, or
(ii) proposed, directly or indirectly, by or on behalf of an Interested Person:

                  (c) the purchase, exchange, lease or other acquisition, including, without limitation, a mortgage, pledge or other security device, by the Corporation or any Subsidiary (in a single transaction or a series of separate or related transactions) of all, substantially all or any Substantial Part of the assets or business of (i) an Interested Person, or (ii) any Person, if such purchase, exchange, lease or other acquisition is proposed, directly or indirectly, by or on behalf of an Interested Person;

                  (d) the issuance of any securities, or of any rights, warrants or options to acquire any securities, by the Corporation or a Subsidiary to an Interested Person (except (i) as a result of a pro rata stock dividend or stock split, (ii) upon the exercise or conversion of warrants or other rights, including preemptive rights, or convertible securities acquired by an Interested Person prior to or simultaneously with becoming an Interested Person or
(iii) upon conversion of publicly traded convertible securities of the Corporation), or the acquisition by the Corporation or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, issued by an Interested Person;

                  (e) any plan or proposal for, or which has the effect of, the partial or complete liquidation, dissolution, spin off, split off or split up of the Corporation or any Subsidiary proposed, directly or indirectly, by or on behalf of an Interested Person;

                  (f) any of the following which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock or capital stock of any Subsidiary which is beneficially owned by an Interested Person: any reclassification of securities (including, without limitation, any reverse stock split) of the Corporation, any issuance of any Voting Stock or other securities of the Corporation, any recapitalization of the Corporation or any merger, consolidation or other transaction (whether or not with or into or otherwise involving an Interested Person); and

                  (g) any agreement, contract, understanding or other arrangement providing for any of the transactions described in this subsection
(2) of Section 8.1.

          (3) The term "Continuing Director" shall mean (i) a director serving continuously as a director of the Corporation from and including June 12, 1996;
(ii) a person who was a member of the Board of Directors of the Corporation immediately prior to the time that any then existing Interested Person became an Interested Person, (iii) a person who is not an Affiliate or Associate of any Interested Person and who is designated (before or simultaneously with initially becoming a director) as a Continuing Director by at least a majority of the then Continuing Directors and (iv) a director deemed to be a Continuing Director in accordance with the last sentence of this subsection (3) of this Section 8.1. All references to action by a specified percentage of the Continuing Directors shall mean a vote of such specified percentage of the total number of Continuing Directors of the Corporation at a meeting at which at least such specified percentage of the total number of Continuing Directors shall have been in attendance. Whenever a condition requires the act of a specified percentage of Continuing Directors, such condition shall not be capable of fulfillment unless there is at least one Continuing Director. If all of the capital stock of the Corporation is beneficially owned by one Person continuously for at least three consecutive years during which period at least three annual meetings of shareholders shall have taken place, at which meetings all of the Continuing Directors as defined in clauses (i) - (iii) above shall not have been reelected, all directors elected from and after such third consecutive year shall be deemed Continuing Directors.

          (4) The term "Independent Majority of Shareholders" shall mean the majority of the votes held by holders of shares of the outstanding Voting Stock that are not beneficially owned or controlled, directly or indirectly, by any Interested Person.

          (5) The term "Interested Person" shall mean (i) any Person, which, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the General Rules promulgated by the Commission under the Exchange Act, as in effect on June 12, 1996) and any Person acting in concert therewith, is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the votes held by the holders of shares of Voting Stock, (ii) any Affiliate or Associate of an Interested Person, including, without limitation, a Person acting in concert therewith, (iii) any Person that at any time within the two year period immediately prior to the date in question was, together with its Affiliates and Associates and any Person acting in concert therewith, the beneficial owner, directly or indirectly, of ten percent (10%) or more of the votes held by the holders of shares of Voting Stock, or (iv) an assignee of, or successor to, any shares of Voting Stock which were at any time within the two-year period prior to the date in question beneficially owned by any Interested Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended. For purposes of determining the percentage of votes held by a Person, any Voting Stock not outstanding which is subject to any option, warrant, convertible security, preemptive or other right held by such Person (whether or not such option, warrant, convertible or exchangeable security, preemptive or other right is currently exercisable) shall be deemed to be outstanding for the purpose of computing the percentage of votes held by such Person.

     Notwithstanding anything contained in the immediately preceding paragraph, the term "Interested Person" shall not include (A) a Subsidiary of the Corporation or (B) a Continuing Director who beneficially owned, on June 12, 1996, ten percent (10%) or more of the votes held by the holders of shares of Voting Stock and any Affiliate or Associate of one or more of such Continuing Directors. For purposes of Articles Sixth, Seventh and Tenth only of these Articles of Incorporation, the term "Interested Person" shall not include any Person which shall have deposited all of its Voting Stock in a voting trust (only and for so long as the voting trust shall be continuing and all of such Person's Voting Stock shall remain deposited in the Voting Trust) pursuant to an agreement with the Corporation providing the Corporation with the power to appoint a majority of the voting trustees of the voting trust who, in turn, shall have the power to vote all of the shares of Voting Stock in the voting trust, in their discretion, for the election of directors of the Corporation and the amendment of these Articles of Incorporation and the By-Laws. The agreement by the Corporation with any Person described in the immediately preceding sentence to use its best efforts to elect one designee of such Person as a director and to cause the voting trustees appointed by the Corporation to vote for such designee shall not cause such Person to be deemed an Interested Person for purposes of Articles Sixth, Seventh and Tenth of these Articles of Incorporation.

          (6) The term "Person" shall mean any individual, corporation, limited liability company, partnership or other person, group or entity (other than the Corporation, any Subsidiary or a trustee holding stock for the benefit of employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of securities, such partnership, syndicate, association or group will be deemed a "Person".

          (7) The term "Subsidiary" shall mean any corporation or other entity fifty percent (50%) or more of the equity of which is beneficially owned by the Corporation; provided, however, that for purposes of the definition of Interested Person set forth in subsection (5) of this Section 8.1 and the definition of Person set forth in subsection (6) of this Section 8.1, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

          (8) The term "Substantial Part", as used in reference to the assets or business of any Person, means assets or business having a value of more than ten percent (10%) of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is made.

          (9) For the purposes of determining the number of "votes held by holders" of shares, including Voting Stock, of the Corporation, each share shall have the number of votes granted to it pursuant to Article Fifth of these Articles of Incorporation.

          (10) The term "Voting Stock" shall mean stock or other securities of the Corporation entitled to vote generally in the election of directors.

     8.2 The Board of Directors of the Corporation, when evaluating any offer of another Person (the "Offering Person") (i) to make a tender or exchange offer for any security of the Corporation or (ii) to effect any Business Combination (as defined in Section 8.1, except that for purposes of this Section 8.4 the term "Person" shall be substituted for the term "Interested Person"), shall, in connection with the exercise of the Board's judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to such factors as the Board of Directors determines to be relevant, including, without limitation:

          (a) the relationships between the consideration offered by the Offering Person and (x) the market price of the Voting Stock over a period of years, (y) the current and future value of the Corporation as an independent entity and (z) political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects;

          (b) the interests of all of the Corporation's shareholders, including minority shareholders;

          (c) whether the proposed transaction might violate federal, state, local or foreign laws;

          (d) the competence, experience and integrity of the Offering Person and its management; and

          (e) the social, legal and economic effects upon employees, suppliers, customers, licensors, licensees and other constituents of the Corporation and its Subsidiaries and on the communities in which the Corporation and its Subsidiaries operate or are located.

          In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

     8.3 As to any particular transaction, the Continuing Directors shall have the power and duty to determine, on the basis of information known to them:

          (a)  The amount of Voting Stock beneficially owned by any Person;

          (b)  Whether a Person is an Affiliate or Associate of another;

          (c) Whether a Person has an agreement, arrangement or understanding with, or is acting in concert with, another;

          (d) Whether the assets subject to any Business Combination constitute a Substantial Part as hereinabove defined;

          (e) Whether a proposed transaction is proposed, directly or indirectly, by or on behalf of any Person;

          (f) Whether a proposed amendment of any Article of these Articles of Incorporation would have the effect of modifying or permitting circumvention of the provisions of Article Sixth through Tenth of these Articles of Incorporation; and

          (g) Such other matters with respect to which a determination is required under Article Sixth through Tenth of these Articles of Incorporation.

          Any such determination shall be conclusive and binding for all purposes of Article Sixth through Tenth of these Articles of Incorporation.

     8.4 Nothing contained in this Article Eighth shall be construed to relieve any Interested Person from any fiduciary or other obligation imposed by law.

     NINTH: Action shall be taken by the shareholders only by unanimous written consent or at annual or special meetings of shareholders of the Corporation except that, if and with the percentage of the outstanding Preferred Stock or any series thereof (the "Required Percentage") set forth in the resolution or resolutions adopted by the Board of Directors with respect to the

Preferred Stock, action may be taken without a meeting, without prior notice and without a vote, if consent in writing setting forth the action so taken, shall be signed by the holders of the Required Percentage of the outstanding Preferred Stock or any series thereof entitled to vote thereon.

     TENTH: 10.1 Any amendment, change or repeal of Article Sixth and Articles Eighth through Tenth (an "Amendment") or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of the provisions of Article Sixth and Articles Eighth through Tenth (an "Other Amendment") shall require approval by the affirmative votes of at least:

         (1) a majority of the Entire Board of Directors, which shall include, if an Interested Person exists for purposes of this Article Tenth, a majority of the Continuing Directors; and

         (2) a majority of the votes held by the holders of Voting Stock except that if an Interested Person exists for purposes of this Article Tenth, the affirmative votes of at least 80% of the votes held by the holders of shares of Voting Stock including an Independent Majority of Shareholders, shall be required; provided, however, that if 66 2/3% of the Continuing Directors shall approve such Amendment or Other Amendment, then notwithstanding the existence of an Interested Person for purposes of this Article Tenth, such Amendment or Other Amendment shall require only such affirmative vote as is required by law, by any other provision of these Articles of Incorporation, by the terms of any outstanding classes or series of capital stock of the Corporation or by any agreement with any national securities exchange or association to effect a Business Combination, but in no event by less than a majority of the votes held by the holders of Voting Stock.

     10.2 Any amendment, change or repeal of Article Seventh of these Articles of Incorporation or any amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of the provisions of Article Seventh shall require approval by the affirmative votes of at least:

         (1) a majority of the Entire Board of Directors, which shall include, if an Interested Person exists for purposes of this Article Tenth, a majority of the Continuing Directors; and

         (2) 66 2/3% of the votes held by holders of Voting Stock, except that if an Interested Person exists, by the affirmative votes of at least 80% of the votes held by the holders of shares of Voting Stock, including an Independent Majority of Shareholders.


     ELEVENTH: A director of the Corporation shall not be personally liable to the

Corporation or its shareholders for monetary damages, for breach of the director's duty as a director, except for liability of a director for willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

     Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     TWELFTH: The provisions of Section 13.1-728.1 et. seq. of the Virginia Stock Corporation Act relating to "control share acquisitions" shall not apply to acquisitions of shares of the Corporation.

     THIRTEENTH: Except as otherwise provided in these Articles of Incorporation or by the provisions of Section 13.1-725 et. seq. of the Virginia Stock Corporation Act relative to affiliated transactions, any amendment to these Articles of Incorporation, plan of merger or share exchange, sale of assets of the Corporation, proposal for dissolution or similar action for which shareholder approval is required by law shall require the approval of the holders of a majority of all the votes cast by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group exists.

Dated:  July 30, 1996                          TELCO COMMUNICATIONS GROUP, INC.






                                                 /s/  Bryan K. Rachlin
                                                 -------------------------------
                                                      Bryan K. Rachlin
                                                 Its: Chief Operating Officer
                                                      and Secretary



STATE OF VIRGINIA     )
                      :  ss.
COUNTY OF             )

     At ___________________________ in said county on this ________ day of
__________________, 1996, personally appeared before me
__________________________________, who, being by me first duly sworn, declared that he is the _______________________________ of Telco Communications Group, Inc., that he signed the foregoing document as _____________________ of the Corporation, and that the statements therein contained are true.



                                            -------------------------------
                                                 Notary Public



[NOTARIAL SEAL]